Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT
This Separation and Release Agreement (the “Agreement”) is made by and between Federal Home Loan Bank of Dallas (the “Bank”), and Terry Smith (the “Executive”) (collectively, the “Parties”).
WHEREAS, the Executive has been employed by the Bank for over 27 years;
WHEREAS, the Executive entered into an Executive Employment Agreement with the Bank on November 20, 2007 (the “Employment Agreement”);
WHEREAS, pursuant to that Employment Agreement, the Executive was employed as the Bank’s President and Chief Executive Officer;
WHEREAS, the Executive began administrative leave on September 17, 2013;
WHEREAS, the Executive resigned from the Bank on September 23, 2013;
WHEREAS, the parties dispute whether and to what extent the Executive is entitled to monies and benefits under his Employment Agreement as a result of his separation;
WHEREAS, the Parties wish to resolve amicably the Executive’s separation from the Bank, and in lieu of any amount and benefits that might otherwise be payable to Executive under his Employment Agreement, establish the terms of the Executive’s separation arrangement;
NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Separation Date. The Executive’s effective date of resignation from the Bank is September 23, 2013 (the “Separation Date”). The Executive hereby resigns as of the Separation Date from all positions with the Bank and its respective subsidiaries and affiliates.

2.Separation Benefits. Provided the Executive executes this Agreement by September 27, 2013, the Bank will provide him with the following Separation Benefits (the “Separation Benefits”):

a.	Separation Pay. The Bank will pay to the Executive $220,000 as Separation Pay. The Separation Pay shall be less all applicable taxes and withholding.

b.
Acceleration of SERP Group 4 Benefit. The Bank will accelerate the vesting of the Executive’s Group 4 SERP benefit to the extent that it will result in a payment to the Executive of $170,000 (the “SERP Payment”). The SERP Payment shall be less all applicable taxes and withholding.

c.
Timing and Mode of Payment. The Separation Pay and the SERP Payment which total $390,000 in the aggregate will be paid in one lump-sum payment within ten (10) days after the Executive’s execution and timely return of this Agreement. There shall be no other payments or benefits other than those which have vested as of the Separation Date and those set forth in Paragraph 3 below. For the avoidance of doubt, the Executive shall be eligible for benefits under the Retiree Healthcare Contribution Program so long as he fulfills the eligibility requirements of the Program. The Bank hereby also acknowledges that Executive retains his rights to all benefits and plans that he is vested in, including but not limited to deferred compensation plans.

3.Continuation of Base Salary. The Bank agrees to pay the Executive his Base Salary through October 23, 2013 in accordance with normal payroll procedures and less all applicable taxes and withholding in exchange for the separate release under the Age Discrimination In Employment Act attached as Attachment A.
4.Release. In consideration of the Separation Benefits set forth in Paragraph 2, which the Executive acknowledges he would not otherwise be entitled to receive, the Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Bank, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, member Banks, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Executive ever had or now has against any or all of the Released Parties, including, but not limited to, those claims arising out of the Executive’s employment with and/or separation from the Bank, including, but not limited to, all claims under his Employment Agreement, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000e et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., Executive Order 11246, and

Executive Order 11141, all as amended; all claims arising out of the Texas Commission on Human Rights Act, Tex. Lab. Code Ann. § 21.001 et seq., Tex. Lab. Code Ann. § 21.055 et seq. (Texas whistleblower protection law), all as amended, all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all claims to any non-vested benefits, contractual or otherwise; all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of the Executive’s employment with and/or separation from the Bank (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above.
The Bank hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Executive for any acts in the course and scope of his employment which were committed in good faith and in a manner the Executive reasonably believed to be in or not opposed to the best interest of the Bank.
Nothing in this Agreement is intended to or should be construed to contradict, modify or alter the terms and conditions of the Amended and Restated Indemnification Agreement between the Bank and the Executive.
5.Continuing Obligations. The Executive acknowledges and reaffirms his obligation to keep confidential and not to use or disclose all non-public information concerning the Bank and its members, customers and clients that he acquired during the course of his employment with the Bank, as stated more fully in Section 9 of the Employment Agreement which remains in full force and effect. Executive agrees that because he is receiving Separation

Benefits, the non-competition and non-solicitation obligations set forth in Sections 11, 12 and 13 of the Employment Agreement shall apply and remain in effect from the Separation Date, through May 6, 2014, notwithstanding his resignation.
6.Return of Bank Property. The Executive confirms that he has returned to the Bank in good working order all property set forth in Section 10 of the Employment Agreement, and any other Bank property that is in the Executive’s possession or control and has left intact all electronic Bank documents, including but not limited to those which the Executive developed or helped to develop during his employment. The Executive further confirms that he has cancelled all accounts for his benefit, if any, in the Bank’s name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.
7.Business Expenses and Final Compensation. The Executive shall submit for reimbursement his final business expenses incurred in conjunction with the performance of his employment within 30 days of the Separation Date. The Executive further acknowledges that he has received payment in full for all services rendered in conjunction with his employment by the Bank, including payment for all wages, bonuses, and accrued, unused vacation time, and that no other compensation is owed to him other than vested deferred compensation, including the following plans: SERP 1, SERP 3, deferred compensation payable in 2014, deferred compensation payable in 2015, Special Group A, and his 401k and his defined benefit retirement plan, and except as provided herein.
8.Non-Disparagement. The Executive understands and agrees that as a condition for payment to him of the Separation Benefits herein described, he shall not directly or indirectly, make any false, disparaging, derogatory or defamatory statements, whether written or verbal, to any person or entity, including, but not limited to, any media outlet, industry group or financial institution, regarding any current or former officer, director, employee, consultant, client or customer of the Bank, or regarding the Bank or any of the other Released Parties, or regarding the Bank’s business affairs, business prospects, or financial condition. This paragraph is not intended to bar the Executive from giving testimony pursuant to a compulsory legal process pursuant to subpoena or court order. The Executive however agrees to notify the General Counsel of the Bank in writing immediately by facsimile, email, or by overnight mail of any such subpoena or court order or legal compulsion and to allow the Bank five business days from receipt of notification by the Executive of the legal process in question to make objection or move to quash. The Executive agrees to provide all particulars needed for a timely objection, including a copy of any subpoena or court order. It is understood and agreed that, in the event that the Executive is required to give testimony, the Bank is the holder of attorney client privilege and work product protections, that the Bank does not intend to waive, expressly or impliedly, said privileges and protections, and that the Executive agrees to vigorously protect and resist disclosure of confidential information, including but not limited to attorney client privileged, work product protect information, at all times. Once any objection is lodged, the Executive agrees that he will not disclose any information until such time as the objection is finally ruled upon, including by any court of appeal.
The Bank will direct its officers and directors not to make any false, disparaging, derogatory or defamatory statement concerning Executive or Executive’s performance, whether written or verbal, including to any media outlet or prospective employer of the Executive. This directive shall not apply to communications (i) with government regulators, auditors or officials,

(ii) amongst directors, (iii) amongst officers, (iv) amongst directors and officers, (v) with counsel, and (vi) a statement under oath or a disclosure under law or as part of a legal proceeding.
9.Continued Assistance. The Executive agrees that after the Separation Date he will provide all reasonable cooperation to the Bank, including but not limited to, assisting the Bank transition his job duties and performing any other tasks as reasonably requested by the Bank.
10.Cooperation. To the extent permitted by law, the Executive agrees to cooperate fully with the Bank in the defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against or on behalf of the Bank whether before a state or federal court, any state or federal government agency, government regulator, or a mediator or arbitrator. The Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare its claims or defenses, to prepare for trial or discovery or an administrative hearing or a mediation or arbitration and to act as a witness when requested by the Bank. The Executive agrees that he will notify the Bank promptly in the event that he is served with a subpoena or in the event that he is asked to provide a third party with information concerning any actual or potential complaint or claim against the Bank.
11.Response to Inquiries. The Bank shall respond to inquiries from prospective employers by providing dates of employment and positions held.
12.Amendment. This Agreement shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties hereto. This Agreement is binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors, successors and administrators.
13.Waiver of Rights. No delay or omission by the Bank or the Executive in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Bank on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
14.Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.
15.Confidentiality. To the extent permitted by law, the Executive and the Bank understand and agree that the terms and contents of this Agreement and the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by the Executive and the Bank and their agents and representatives and shall not be disclosed to any third party except to the extent required by federal or state law including required Form 8K securities filings, or as otherwise agreed to in writing by the Parties or as deemed necessary by the Bank for business reasons.
16.Voluntary Assent. The Executive affirms that no other promises or agreements of any kind have been made to or with the Executive by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this

Agreement. The Executive states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.
17.Applicable Law. This Agreement shall be governed by the laws of the State of Texas without regard to conflict of laws provisions. The Executive hereby irrevocably submits to and acknowledges and recognizes the jurisdiction of the courts of the State of Texas, or if appropriate, a federal court located in the State of Texas (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter hereof.
18.Tax Acknowledgement. In connection with the payments and consideration provided to the Executive pursuant to this Agreement, the Bank shall withhold and remit to the tax authorities the amounts required under applicable law, and the Executive shall be responsible for all applicable taxes with respect to such payments and consideration under applicable law. The Executive acknowledges that he is not relying upon the advice or representation of the Bank with respect to the tax treatment of any of the payments or benefits set forth in Paragraph 2 of this Agreement.
19.Section 409A. The payments under this Agreement are intended to comply with, or be exempt from, the provisions of Section 409A of the Internal Revenue Code of 1986 and this Agreement shall be administered and construed accordingly. The SERP described on pages

124-125 of the Bank’s 2012 10-K is amended to provide for an earlier distribution of benefits to the Executive under the Group 1 component of the SERP only if and to the extent the distribution satisfies an “unforeseeable emergency” as defined under Treasury Regulation Section 1.409A-3(i)(3).
20.Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the Parties hereto with respect to the Executive’s Separation Benefits and the settlement of claims against the Bank and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this Paragraph, however, shall modify, cancel or supersede the Executive’s obligations set forth in Paragraph 5 above.
21.Recital Paragraphs. The recital paragraphs at the beginning of this Agreement are incorporated by reference as if fully set forth herein.
22.Counterparts. This Agreement may be executed in two (2) signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the Parties have freely and voluntarily entered into this Agreement effective as of the date set forth below.

Signatures on Following Page

Federal Home Loan Bank of Dallas

Date:	September 27, 2013	By:	/s/ James H. Clayton
Name: James H. Clayton
Title: Chairman of the Board of Directors

Date:	September 27, 2013	By:	/s/ Terry Smith
Terry Smith

ATTACHMENT A

ADEA Release

In consideration of the Bank’s agreement to pay the Executive his Base Salary through October 23, 2013 less applicable taxes and withholding, which the Executive alleges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Bank, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, member Banks, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action under the Age Discrimination in Employment Act, 29 U.S.C. §621 et. seq..
The Executive acknowledges that he has been given at least twenty-one (21) days to consider this Agreement, that the Bank is hereby advising the Executive to consult with an attorney of his own choosing prior to signing this Agreement and the Executive has consulted with an attorney of his own choosing. The Executive understands that he may revoke this Attachment A for a period of seven (7) days after he signs this Attachment A, and the Attachment A shall not be effective or enforceable until the expiration of this seven (7) day revocation period. The Bank shall pay the Executive his Base Salary through October 23, 2013 in accordance with normal payroll procedures but not earlier than the eighth (8th) day after his execution and non-revocation of Attachment A. The Executive understands and agrees that by entering into this Attachment A he is waiving any and all rights or claims he might have under The Age Discrimination in Employment Act, as amended by The Older Workers Benefit

Protection Act, and that the Executive has received consideration beyond that to which he was previously entitled. The Executive further understands and agrees that he will not be entitled to receive the pay through October 23, 2013 if he fails to execute or revokes this Attachment A.
IN WITNESS WHEREOF, the Parties have freely and voluntarily entered into this Agreement effective as of the date set forth below.

Federal Home Loan Bank of Dallas

Date:	September 27, 2013	By:	/s/ James H. Clayton
Name: James H. Clayton
Title: Chairman of the Board of Directors

Date:	September 27, 2013	By:	/s/ Terry Smith
Terry Smith